Exhibit (l)

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

May 4, 2015

BlackRock Capital Investment Corporation

40 East 52nd Street

New York, NY 10022

RE:	BlackRock Capital Investment Corporation
Shelf Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to BlackRock Capital Investment Corporation, a Delaware corporation (the “Company”), in connection with the registration statement on Form N-2 filed by the Company with the Securities and Exchange Commission (the “Commission”) on March 27, 2015, under the Securities Act of 1933, as amended (the “Securities Act”), as amended by pre-effective Amendment No. 1 thereto to be filed by the Company with the Commission on the date hereof (the “Registration Statement”). The Registration Statement relates to the issuance and sale by the Company from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act (the “Rules and Regulations”), of an unspecified amount of securities of the Company, consisting of: (i) shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”); (ii) shares of the Company’s preferred stock, par value $0.001 per share, which may be issued in one or more series (the “Preferred Stock”); (iii) senior debt securities or subordinated debt securities of the Company (collectively, the “Debt Securities”), which may be issued in one or more series under the indenture proposed to be entered into between the Company and The Bank of New York, as trustee (the “Trustee”), the form of which has been incorporated by reference as an exhibit to the Registration Statement (the “Indenture”); (iv) warrants (the “Warrants”) to purchase Common Stock, Preferred Stock or Debt Securities as shall be designated by the Company at the time of the offering which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein (each, a “Warrant Agent”); (v) subscription rights to purchase shares of Common Stock (the “Subscription Rights”) which may be issued under one or more subscription rights certificates (each, a “Subscription Rights Certificate”) and/or pursuant to one or more subscription rights agreements (each, a “Subscription Rights Agreement”) proposed to be entered into by the Company and one or more subscription agents to be named therein (each, a “Subscription Agent”); and (vi) units, which may be comprised of one or more of Common Stock, Preferred Stock, Debt Securities, Warrants or Subscription Rights, in any combination, and may also include debt obligations of third parties, such as U.S. Treasury securities (the “Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants, Subscription Rights and Units are collectively referred to herein as the “Offered Securities.”

This opinion is being furnished in accordance with the requirements of sub paragraph (l) of item 25.2 of part C of Form N-2.

In rendering the opinions stated herein, we have examined and relied upon originals or copies of the following: (i) the Registration Statement; (ii) the Certificate of Incorporation of the Company, as amended to date (the “Certificate of Incorporation”); (iii) the By-laws of the Company, as amended to date (the “By-Laws”); (iv) the form of the Indenture; and (v) certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the issuance, sale and registration of the Offered Securities.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

BlackRock Capital Investment Corporation

May 4, 2015

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have assumed that each of the Indenture, Warrant Agreements and Subscription Agreements have been or will be duly authorized, executed and delivered by the Trustee, Warrant Agents or Subscription Agents, as the case may be, and that any Debt Securities, Warrants or Subscription Rights that may be issued will be manually signed or countersigned, as the case may be, by duly authorized officers of the Trustee, Warrant Agents or the Subscription Agents, as the case may be.

As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We have assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, the Offered Securities, will not, violate, conflict with, constitute a default under or require (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

Our opinions set forth herein are limited to the General Corporation Law of the State of Delaware (the “DGCL”) and those laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any such non-Opined on Law on the opinions stated herein. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that:

1. With respect to any shares of Common Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Common Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Common Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Common Stock is to be sold or otherwise distributed pursuant to a firm commitment underwritten offering, an “at the market” offering or other offering with underwriters or agents, the underwriting, sales agent or other agreement with respect to the Offered Common Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve

BlackRock Capital Investment Corporation

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the issuance of the Offered Common Stock, the consideration to be received therefor and related matters; (v) the terms of the issuance and sale of the Offered Common Stock have been duly established in conformity with the Certificate of Incorporation and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company or any of its properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its properties and (vi) certificates in the form required under the DGCL representing the Offered Common Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the shares of Offered Common Stock (including any shares of Common Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Warrants, Preferred Stock or Subscription Rights registered on the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Common Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Debt Securities, Warrants, Preferred Stock, or Subscription Rights, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Common Stock.

2. With respect to any shares of Preferred Stock to be offered by the Company pursuant to the Registration Statement (the “Offered Preferred Stock”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Preferred Stock has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Preferred Stock is to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Preferred Stock has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to fix and determine the terms of the Offered Preferred Stock, and the consideration to be received therefor and related matters, including the adoption of a Certificate of Designations for the Offered Preferred Stock in the form required by the DGCL; (v) such Certificate of Designations has been duly filed with the Secretary of State for the State of Delaware; (vi) the terms of the issuance and sale of the Offered Preferred Stock have been duly established in conformity with the Certificate of Incorporation, including the Certificate of Designations relating to the Offered Preferred Stock, and the By-Laws so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company or any of its properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its properties; and (vii) certificates in the form required under the DGCL representing the Offered Preferred Stock are duly executed, countersigned, registered and delivered upon payment of the agreed upon consideration therefor, the Offered Preferred Stock (including any shares of Preferred Stock duly issued upon conversion, exchange or exercise of any Debt Securities, Warrants, Preferred Stock or Subscription Rights registered on the Registration Statement), when issued and sold in accordance with the applicable underwriting agreement with respect to the Offered Preferred Stock or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, or upon due conversion, exercise or exchange of any Debt Securities, Warrants, Preferred Stock or Subscription Rights, as the case may be, will be duly authorized, validly issued, fully paid and nonassessable, provided that the consideration therefor is not less than $0.001 per share of Preferred Stock.

3. With respect to any series of Debt Securities to be offered by the Company pursuant to the Registration Statement (the “Offered Debt Securities”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”); (ii) an appropriate

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May 4, 2015

prospectus supplement or term sheet with respect to the Offered Debt Securities has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Debt Securities are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Debt Securities has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Debt Securities and related matters; (v) the Indenture and any supplemental indenture in respect of such Offered Debt Securities have been duly executed and delivered by each party thereto; (vi) the Statement of Eligibility and Qualification on Form T-1 under the Trust Indenture Act of the Trustee has been duly filed as an exhibit to the Registration Statement; (vii) the terms of the Offered Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities, so as not to violate any applicable law, the Certificate of Incorporation or the By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company or any of its properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its properties; and (viii) the Offered Debt Securities have been issued in a form that complies with the Indenture and have been duly executed and authenticated in accordance with the provisions of the Indenture and any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and duly delivered to the purchasers thereof upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Debt Securities duly issued upon conversion of any Debt Securities), when issued and sold in accordance with the Indenture, any supplemental indenture to be entered into in connection with the issuance of such Offered Debt Securities and the applicable underwriting agreement, if any, or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

4. With respect to any series of Warrants to be offered by the Company pursuant to the Registration Statement (the “Offered Warrants”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Warrants has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Warrants are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Warrants has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Warrants, the applicable Warrant Agreement and related matters; (v) the terms of the Offered Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company or any of its properties and so as to comply

BlackRock Capital Investment Corporation

May 4, 2015

with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Warrant Agent or any of their respective properties; (vi) the Common Stock or the Preferred Stock relating to such Offered Warrants have been duly authorized for issuance and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; (vii) the Offered Warrants have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Warrant Agreement to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Warrants (including any Warrants duly issued upon conversion, exchange or exercise of any Debt Securities or Preferred Stock), when issued and sold in accordance with the applicable Warrant Agreement and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

5. With respect to any Subscription Rights to be offered by the Company pursuant to the Registration Statement (the “Offered Subscription Rights”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Subscription Rights has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Subscription Rights are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Subscription Rights has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Subscription Rights, the applicable Subscription Rights Agreement and related matters, including setting forth the terms of the Subscription Rights in a Subscription Rights Certificate; (v) the terms of the Offered Subscription Rights and of their issuance and sale have been duly established in conformity with the applicable Subscription Rights Agreement, Subscription Rights Certificate, the Certificate of Incorporation and the By-Laws of the Company, so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company or any of its properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company and the applicable Subscription Agent or any of their respective properties; (vi) the Common Stock or other Securities relating to such Offered Subscription Rights have been duly authorized for issuance; and (vii) the Offered Subscription Rights have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Subscription Rights Agreement and Subscription Rights Certificate to be filed on a Current Report on Form 8-K in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Subscription Rights, when issued and sold in accordance with the applicable Subscription Rights Agreement, Subscription Rights Certificate and the applicable purchase agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (c) public policy considerations which may limit the rights of parties to obtain remedies.

BlackRock Capital Investment Corporation

May 4, 2015

6. With respect to any Units to be offered by the Company pursuant to the Registration Statement (the “Offered Units”), when (i) the Registration Statement, as finally amended (including all necessary post-effective amendments), has become effective under the Securities Act; (ii) an appropriate prospectus supplement or term sheet with respect to the Offered Units has been prepared, delivered and filed in compliance with the Securities Act and the applicable Rules and Regulations; (iii) if the Offered Units are to be sold pursuant to a firm commitment underwritten offering, the underwriting agreement with respect to the Offered Units has been duly authorized, executed and delivered by the Company and the other parties thereto; (iv) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of the Offered Units, the applicable Units Agreement and related matters; (v) the terms of the Offered Units and of their issuance and sale have been duly established in conformity with the applicable Units Agreement, the Certificate of Incorporation and the By-Laws of the Company, so as not to violate any applicable law, the Certificate of Incorporation or By-Laws or result in a default under or breach of any agreement or instrument binding upon the Company or any of its properties and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any of its properties; (vi) the Common Stock, Preferred Stock, Debt Securities, Warrants and Subscription Rights relating to such Offered Units has been duly authorized for issuance; and (vii) the Offered Units have been duly executed, delivered, countersigned, issued and sold in accordance with the provisions of the applicable Units Agreement in the manner contemplated in the Registration Statement or any prospectus supplement or term sheet relating thereto, the Offered Units, when issued and sold in accordance with the applicable Units Agreement or any other duly authorized, executed and delivered valid and binding purchase or agency agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity), (c) public policy considerations which may limit the rights of parties to obtain remedies, (d) the waivers of any usury defense contained in the Indenture or Offered Debt Securities that may be unenforceable, (e) requirements that a claim with respect to any Offered Debt Securities denominated in a currency, currency unit or composite currency other than United States dollars (or a judgment denominated other than in United States dollars in respect of such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law, and (f) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currencies, currency units or composite currencies.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also hereby consent to the use of our name under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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